Exhibit 11
                        Telephone and Data Systems, Inc.
                    Computation of Earnings Per Common Share
                    (in thousands, except per share amounts)

Three Months Ended September 30,                       1996         1995
--------------------------------------------------------------------------------

Primary Earnings
    Net Income                                       $ 22,669    $ 42,596
    Dividends on Preferred Shares                        (469)       (258)
                                                     --------    --------
    Net Income Available to Common                   $ 22,200    $ 42,338
                                                     ========    ========

Primary Shares
    Weighted average number of Common and Series A
        Common Shares Outstanding                      61,084      57,805
    Additional shares assuming issuance of:
        Options and Stock Appreciation Rights             161         154
        Convertible Preferred Shares                       45       1,048
        Common Shares Issuable                             31          31
                                                     --------    --------
    Primary Shares                                     61,321      59,038
                                                     ========    ========

Primary Earnings per Common Share
    Net Income                                       $    .36    $    .72
                                                     ========    ========

Fully Diluted Earnings*
    Net Income                                       $ 22,669    $ 42,596
    Dividends on Preferred Shares                        (331)       (110)
                                                     --------    --------
    Net Income Available to Common                   $ 22,338    $ 42,486
                                                     ========    ========

Fully Diluted Shares
    Weighted average number of Common and Series A
        Common Shares Outstanding                      61,084      57,805
    Additional shares assuming issuance of:
        Options and Stock Appreciation Rights             161         160
        Convertible Preferred Shares                      512       1,542
        Common Shares Issuable                             31          31
                                                     --------    --------
    Fully Diluted Shares                               61,788      59,538
                                                     ========    ========

Fully Diluted Earnings per Common Share
    Net Income                                       $    .36    $    .71
                                                     ========    ========


* This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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                                                                      Exhibit 11
                        Telephone and Data Systems, Inc.
                    Computation of Earnings Per Common Share
                    (in thousands, except per share amounts)

Nine Months Ended September 30,                         1996          1995
--------------------------------------------------------------------------------

Primary Earnings
    Net Income                                       $ 116,050    $  88,369
    Dividends on Preferred Shares                         (769)      (1,453)
                                                     ---------    ---------
    Net Income Available to Common                   $ 115,281    $  86,916
                                                     =========    =========

Primary Shares
    Weighted average number of Common and Series A
        Common Shares Outstanding                       60,243       57,289
    Additional shares assuming issuance of:
        Options and Stock Appreciation Rights              170          160
        Convertible Preferred Shares                       415          708
        Common Shares Issuable                              28           34
                                                     ---------     --------
    Primary Shares                                      60,856       58,191
                                                     =========     ========

Primary Earnings per Common Share
    Net Income                                       $    1.89    $    1.49
                                                     =========    =========

Fully Diluted Earnings*
    Net Income                                       $ 116,050    $  88,369
    Dividends on Preferred Shares                         (347)      (1,137)
                                                     ---------    ---------
    Net Income Available to Common                   $ 115,703    $  87,232
                                                     =========    =========

Fully Diluted Shares
    Weighted average number of Common and Series A
        Common Shares Outstanding                       60,243       57,289
    Additional shares assuming issuance of:
        Options and Stock Appreciation Rights              176          163
        Convertible Preferred Shares                       887        1,033
        Common Shares Issuable                              28           34
                                                     ---------    ---------
    Fully Diluted Shares                                61,334       58,519
                                                     =========    =========

Fully Diluted Earnings per Common Share
    Net Income                                       $    1.89    $    1.49
                                                     =========    =========


* This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.